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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President and Chief Financial Officer
(310) 394-6000

MACERICH ANNOUNCES FOURTH QUARTER RESULTS

        Santa Monica, CA (2/11/10)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2009 which included total funds from operations ("FFO") diluted of $92.7 million or $.90 per share-diluted, compared to $1.92 per share-diluted for the quarter ended December 31, 2008. During the quarter ended December 31, 2009, an impairment charge of $6.7 million or $.07 per share was incurred. During the quarter ended December 31, 2008, there was a gain on early extinguishment of debt of $84 million or $.95 per share. For the year ended December 31, 2009, FFO-diluted was $344.1 million, or $3.70 per share-diluted compared to $461.5 million or $5.22 per share-diluted for the year ended December 31, 2008. Net loss available to common stockholders for the quarter ended December 31, 2009 was $14.4 million or $.18 per share-diluted compared to net income available to common stockholders of $50.9 million or $.67 per share-diluted for the quarter ended December 31, 2008. For the year ended December 31, 2009, net income available to common stockholders was $120.7 million or $1.45 per share-diluted compared to $161.9 million or $2.17 per share-diluted for the year ended December 31, 2008. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income to FFO and net income per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Activity:

  •
  During 2009, the Company completed the sale of 25 non-core assets for net proceeds of $151 million. Eight of those transactions, totaling $73 million in net proceeds, closed in the fourth quarter.

  •
  On October 27, 2009, the Company closed a common stock offering of 13.8 million shares that raised net proceeds of $383 million.

  •
  During 2009, the Company reduced its overall debt by $1.36 billion. The deleveraging resulted from applying cash from operations, joint venture transactions, non-core asset sales and the equity offering in October.

  •
  Portfolio occupancy at December 31, 2009 was 91.1% compared to 92.3% at December 31, 2008.

  •
  Tenant sales per square foot were $407 for the twelve month period ended December 31, 2009 compared to sales per square foot of $441 for the year ended December 31, 2008.

        Commenting on the quarter and the year, Arthur Coppola chairman and chief executive officer of Macerich stated, "Much of our focus throughout the year was on improving our balance sheet. That effort has paid off with a significant debt reduction resulting from the execution of our capital plan. Our capital plan for 2009 included joint venturing existing assets, selling non-core assets, issuing stock dividends and a major equity issuance. During the year we generated over $1.14 billion in cash that has been applied towards our de-leveraging goals."

Redevelopment and Development Activity

        The Company recently announced deals with Tory Burch, Ben Bridge Jewelers and Charles David for the new Santa Monica Place, slated to open August 2010 with anchors Bloomingdale's and Nordstrom.

        The new Northgate Mall, Macerich's 722,948-square-foot property in Marin County, California, opened on November 12, 2009. New anchor Kohl's was joined by retailers H&M, BJ's Restaurant, Children's Place, Chipotle, Gymboree, Hot Topic, PacSun, Panera Bread, See's Candies, Sunglass Hut, Tilly's and Vans.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. The Company is the sole general partner and owns an 89% ownership interest in The Macerich Partnership, L.P. Macerich now owns approximately 75 million square feet of gross leaseable area consisting primarily of interests in 72 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, February 11th at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Reports on Form 10-Q, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	Unaudited				Unaudited
	2009	2008(b)	2009	2008	2009	2008(b)
Minimum rents	$113,829	$151,128	(932)	$(3,664)	$112,897	$147,464
Percentage rents	7,247	9,320	—	(45)	7,247	9,275
Tenant recoveries	59,338	62,470	(373)	(1,232)	58,965	61,238
Management Companies' revenues	12,422	10,382	—	—	12,422	10,382
Other income	8,439	9,947	(2)	(19)	8,437	9,928

Total revenues	201,275	243,247	(1,307)	(4,960)	199,968	238,287

Shopping center and operating expenses	59,022	73,880	(282)	(1,765)	58,740	72,115
Management Companies' operating expenses	20,602	19,185	—	—	20,602	19,185
Income tax (benefit) expense	(3,883)	1,876	—	—	(3,883)	1,876
Depreciation and amortization	75,656	93,802	(272)	(3,004)	75,384	90,798
REIT general and administrative expenses	8,944	5,101	—	—	8,944	5,101
Interest expense(b)	59,408	74,860	1	35	59,409	74,895
Gain on early extinguishment of debt	15	84,143	—	—	15	84,143
Loss on sale or write down of assets	(14,965)	(26,421)	17,126	(1,436)	2,161	(27,857)
Co-venture interests(c)	(2,262)	—	—	—	(2,262)	—
Equity in income of unconsolidated joint ventures	18,513	26,659	—	—	18,513	26,659
(Loss) income from continuing operations	(17,173)	58,924	16,372	(1,662)	(801)	57,262
Discontinued operations:
(Loss) gain on sale or disposition of assets	—	—	(17,126)	1,436	(17,126)	1,436
Income from discontinued operations	—	—	754	226	754	226
Total (loss) income from discontinued operations	—	—	(16,372)	1,662	(16,372)	1,662
Net (loss) income	(17,173)	58,924	—	—	(17,173)	58,924
Less net (loss) income attributable to noncontrolling interests	(2,797)	7,972	—	—	(2,797)	7,972
Net (loss) income attributable the Company	(14,376)	50,952	—	—	(14,376)	50,952
Less preferred dividends(d)	—	—	—	—	—	—

Net (loss) income available to common stockholders	$(14,376)	$50,952	—	—	$(14,376)	$50,952

Average number of shares outstanding—basic	91,102	76,194			91,102	76,194

Average shares outstanding, assuming full conversion of OP Units(e)	103,026	88,510			103,026	88,510

Average shares outstanding—Funds From Operations ("FFO")—diluted(d)(e)	103,026	88,703			103,026	88,703

Per share (loss) income—diluted before discontinued operations	—	—			$(0.02)	$0.65

Net (loss) income per share—basic(b)	$(0.17)	$0.67			$(0.17)	$0.67

Net (loss) income per share—diluted(b)(d)(e)	$(0.18)	$0.67			$(0.18)	$0.67

Dividend declared per share	$0.60	$0.80			$0.60	$0.80

FFO—basic(b)(e)(f)	$92,701	$169,879			$92,701	$169,879

FFO—diluted(b)(d)(e)(f)	$92,701	$170,076			$92,701	$170,076

FFO per share—basic(b)(e)(f)	$0.90	$1.92			$0.90	$1.92

FFO per share—diluted(b)(d)(e)(f)	$0.90	$1.92			$0.90	$1.92

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited				Unaudited
	2009	2008(b)	2009	2008	2009	2008(b)
Minimum rents	$484,709	$547,873	(10,448)	$(19,302)	$474,261	$528,571
Percentage rents	16,643	19,092	(12)	(44)	16,631	19,048
Tenant recoveries	246,533	267,426	(2,432)	(5,188)	244,101	262,238
Management Companies' revenues	40,757	40,716	—	—	40,757	40,716
Other income	29,988	30,723	(84)	(425)	29,904	30,298

Total revenues	818,630	905,830	(12,976)	(24,959)	805,654	880,871

Shopping center and operating expenses	262,526	288,286	(4,352)	(6,673)	258,174	281,613
Management Companies' operating expenses	79,305	77,072	—	—	79,305	77,072
Income tax (benefit) expense	(4,761)	1,126	—	—	(4,761)	1,126
Depreciation and amortization	266,163	279,339	(4,100)	(9,401)	262,063	269,938
REIT general and administrative expenses	25,933	16,520	—	—	25,933	16,520
Interest expense(b)	267,039	295,160	6	(88)	267,045	295,072
Gain on early extinguishment of debt	29,161	84,143	—	—	29,161	84,143
Gain (loss) on sale or write down of assets	121,766	68,714	40,171	(99,625)	161,937	(30,911)
Co-venture interests(c)	(2,262)	—	—	—	(2,262)	—
Equity in income of unconsolidated joint ventures	68,160	93,831	—	—	68,160	93,831
Income from continuing operations	139,250	195,015	35,641	(108,422)	174,891	86,593
Discontinued operations:
(Loss) gain on sale or disposition of assets	—	—	(40,171)	99,625	(40,171)	99,625
Income from discontinued operations	—	—	4,530	8,797	4,530	8,797
Total (loss) income from discontinued operations	—	—	(35,641)	108,422	(35,641)	108,422
Net income	139,250	195,015	—	—	139,250	195,015
Less net income attributable to noncontrolling interests	18,508	28,966	—	—	18,508	28,966
Net income attributable to the Company	120,742	166,049	—	—	120,742	166,049
Less preferred dividends(d)	—	4,124	—	—	—	4,124

Net income available to common stockholders	$120,742	$161,925	—	—	$120,742	$161,925

Average number of shares outstanding—basic	81,226	74,319			81,226	74,319

Average shares outstanding, assuming full conversion of OP Units(e)	93,010	86,794			93,010	86,794

Average shares outstanding—Funds From Operations ("FFO")—diluted(d)(e)	93,010	88,446			93,010	88,446

Per share income—diluted before discontinued operations	—	—			$1.83	$0.92

Net income per share—basic(b)	$1.45	$2.17			$1.45	$2.17

Net income per share—diluted(b)(d)(e)	$1.45	$2.17			$1.45	$2.17

Dividend declared per share	$2.60	$3.20			$2.60	$3.20

FFO—basic(b)(e)(f)	$344,108	$456,412			$344,108	$456,412

FFO—diluted(b)(d)(e)(f)	$344,108	$461,515			$344,108	$461,515

FFO per share—basic(b)(e)(f)	$3.70	$5.26			$3.70	$5.26

FFO per share—diluted(b)(d)(e)(f)	$3.70	$5.22			$3.70	$5.22

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(a)
The following dispositions impacted the results for the three and twelve months ended December 31, 2009 and 2008:

  On April 25, 2005, in connection with the acquisition of Wilmorite Holdings, L.P. and its affiliates, the Company issued, as part of the consideration, participating and non-participating convertible preferred units in MACWH, LP. On January 1, 2008, a subsidiary of the Company, at the election of the holders, redeemed approximately 3.4 million participating convertible preferred units in exchange for the distribution of the interests in the entity which held that portion of the Wilmorite portfolio that consisted of Eastview Commons, Eastview Mall, Greece Ridge Center, Marketplace Mall and Pittsford Plaza ("Rochester Properties"). This exchange is referred to as the "Rochester Redemption." As a result of the Rochester Redemption, the Company recorded a gain of $99.1 million and classified the gain to discontinued operations.

  On December 19, 2008, the Company sold the fee simple and/or ground leasehold interests in three freestanding Mervyn's buildings to the Pacific Premier Retail Trust joint venture for $43.4 million. As a result of the sale, the Company has classified the results of operations to discontinued operations for all periods presented.

  During the twelve months ending December 31, 2009, the Company sold six non-core community centers for $83.2 million and sold five Kohl's stores for approximately $52.7 million. As a result of these sales, the Company has classified the results of operations to discontinued operations for all periods presented.

(b)
On January 1, 2009, the Company adopted new accounting standards associated with convertible debt. As a result, the Company retrospectively applied the standards to the three and twelve months ended December 31, 2008 resulting in an increase to interest expense of $3.1 million and $13.8 million, respectively, a decrease in gain on early extinguishment of debt of $11.1 million and $11.1 million, respectively, and a decrease to net income available to common stockholders of $12.3 million and $21.4 million, respectively, or $0.14 per share and $0.25 per share, respectively. In addition, FFO decreased for the three and twelve months ended December 31, 2008 by $14.3 million and $24.9 million, respectively, or by $0.16 per share and $0.28 per share, respectively.

(c)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(d)
On February 25, 1998, the Company sold $100 million of convertible preferred stock representing 3.627 million shares. The convertible preferred shares were convertible on a 1 for 1 basis for common stock.

  On October 18, 2007, 560,000 shares of convertible preferred stock were converted to common shares. Additionally, on May 6, 2008, May 8, 2008 and September 18, 2008, 684,000, 1,338,860 and 1,044,271 shares of convertible preferred stock were converted to common shares, respectively. As of December 31, 2008, there was no convertible preferred stock outstanding.

  The preferred shares were not assumed converted for purposes of net income per share—diluted for the twelve months ended December 31, 2008 as they would be antidilutive to the calculation. The weighted average preferred shares are assumed converted for purposes of FFO per share—diluted for 2008.

(e)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(f)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and twelve months ended December 31, 2009 and 2008 by $1.3 million, $4.6 million, $0.3 million and $3.8 million, respectively, or by $0.01 per share, $0.05 per share, $0.00 per share and $0.04 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three and twelve months ended December 31, 2009 and 2008 by $3.3 million, $13.7 million, $14.2 million and $27.4 million, respectively, or by $0.03 per share, $0.15 per share, $0.16 per share and $0.31 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of joint ventures:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2009	2008	2009	2008
Revenues:
Minimum rents	$78,564	$70,398	$283,297	$272,660
Percentage rents	6,647	6,881	12,359	14,142
Tenant recoveries	37,247	33,480	136,434	130,552
Other	5,413	5,122	16,422	22,493

Total revenues	127,871	115,881	448,512	439,847

Expenses:
Shopping center and operating expenses	44,259	41,444	155,415	149,844
Interest expense	32,529	26,269	111,276	104,119
Depreciation and amortization	25,474	22,115	106,435	96,441

Total operating expenses	102,262	89,828	373,126	350,404

(Loss) gain on sale or write down of assets	(7,344)	160	(7,642)	3,432
Equity in income of joint ventures	248	446	416	956

Net income	$18,513	$26,659	$68,160	$93,831

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income to FFO(f):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2009	2008	2009	2008
Net (loss) income—available to common stockholders	$(14,376)	$50,952	$120,742	$161,925
Adjustments to reconcile net (loss) income to FFO—basic
Noncontrolling interests in OP	(2,834)	8,179	17,517	27,230
Loss (gain) on sale or write down of consolidated assets	14,965	26,421	(121,766)	(68,714)
plus gain on undepreciated asset sales—consolidated assets	1,475	—	4,763	798
plus noncontrolling interests share of gain on sale or write-down of consolidated joint ventures	—	(404)	310	185
less write down of consolidated assets	(210)	(27,445)	(28,439)	(27,445)
Loss (gain) on sale or write-down of assets from unconsolidated entities (pro rata)	7,344	(160)	7,642	(3,432)
plus (loss) gain on undepreciated asset sales- unconsolidated entities (pro rata share)	(128)	274	(152)	3,039
plus noncontrolling interests in gain on sale of unconsolidated entities	—	—	—	487
less write down of assets—unconsolidated entities (pro rata share)	(7,219)	(94)	(7,501)	(94)
Depreciation and amortization on consolidated assets	75,656	93,802	266,163	279,339
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,624)	(968)	(7,871)	(3,395)
Depreciation and amortization on joint ventures (pro rata)	25,474	22,115	106,435	96,441
Less: depreciation on personal property	(2,822)	(2,793)	(13,735)	(9,952)

Total FFO—basic	92,701	169,879	344,108	456,412
Additional adjustment to arrive at FFO—diluted
Preferred stock dividends earned	—	—	—	4,124
Preferred units—dividends	—	197	—	979

Total FFO—diluted	$92,701	$170,076	$344,108	$461,515

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2009	2008	2009	2008
Earnings per share—diluted	$(0.18)	$0.67	$1.45	$2.17
Per share impact of depreciation and amortization of real estate	0.91	1.27	3.77	4.17
Per share impact of loss (gain) on sale or write-down of depreciated assets	0.17	(0.02)	(1.52)	(1.12)
Per share impact of preferred stock not dilutive to EPS	—	0.00	—	0.00

FFO per share—diluted	$0.90	$1.92	$3.70	$5.22

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income to EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2009	2008	2009	2008
Net (loss) income—available to common stockholders	$(14,376)	$50,952	$120,742	$161,925
Interest expense—consolidated assets	59,408	74,860	267,039	295,160
Interest expense—unconsolidated entities (pro rata)	32,529	26,269	111,276	104,119
Depreciation and amortization—consolidated assets	75,656	93,802	266,163	279,339
Depreciation and amortization—unconsolidated entities (pro rata)	25,474	22,115	106,435	96,441
Noncontrolling interests in OP	(2,834)	8,179	17,517	27,230
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,328)	(1,721)	(11,839)	(5,344)
Gain on early extinguishment of debt	(15)	(84,143)	(29,161)	(84,143)
Loss (gain) on sale or write down of assets—consolidated assets	14,965	26,421	(121,766)	(68,714)
Loss (gain) on sale or write down of assets—unconsolidated entities (pro rata)	7,344	(160)	7,642	(3,432)
Add: noncontrolling interests share of gain on sale of consolidated joint ventures	275	(404)	585	185
Add: noncontrolling interests share of gain on sale of unconsolidated entities	—	—	—	487
Income tax (benefit) expense	(3,883)	1,876	(4,761)	1,126
Distributions on preferred units	208	197	831	979
Preferred dividends	—	—	—	4,124

EBITDA(g)	$187,423	$218,243	$730,703	$809,482

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2009	2008	2009	2008
EBITDA(g)	$187,423	$218,243	$730,703	$809,482
Add: REIT general and administrative expenses	8,944	5,101	25,933	16,520
Management Companies' revenues	(12,422)	(10,382)	(40,757)	(40,716)
Management Companies' operating expenses	20,602	19,185	79,305	77,072
Lease termination income of comparable centers	(3,350)	(1,379)	(12,556)	(9,642)
EBITDA of non-comparable centers	(43,172)	(72,390)	(112,963)	(178,049)

Same Centers—NOI(h)	$158,025	$158,378	$669,665	$674,667

(g)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(h)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)